UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

Commission File Number: 333-199583

DOCASA INC.

(Exact name of Registrant as specified in its charter)

Nevada	47-1405387
(State of incorporation)	(IRS Employer ID Number)

1901 North Roselle Road, Suite 800

Schaumburg, Illinois 60195

(Address of principal executive offices)

(630) 250-2709

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

During the quarter ended on June 30, 2018, Department of Coffee and Social Affairs Limited (“DEPT-UK”), a subsidiary of DOCASA Inc. (the “Company”), executed three corporate acquisitions of coffee shops and complementary businesses in the United Kingdom. Each acquisition brings to the Company established profitable businesses and is the continuation of the Company’s strategy to rollout and acquire specialty coffee businesses, both in the United Kingdom and the United States, as instructed by the Company’s Board of Directors.

Item 2.02 Results of Operations and Financial Condition.

The Company did file the applicable Form 12b-25 extension but, due to the accounting requirements of these acquisitions, the Company was not able to file under the timeframe of the extension. The Company anticipates the filing of Form 10-Q for said period by no later than August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCASA Inc.

Date: August 21, 2018	By:	/s/ Ashley Lopez
Ashley Lopez, CEO